Exhibit 99

FOR RELEASE AT 6:00 AM EST, MONDAY, OCTOBER 30, 2006

October 30, 2006

Contact:	Teresa Sherman, Director of Shareholder Relations
Telephone:	(304) 530-0526
Email:	tsherman@summitfgi.com

SUMMIT FINANCIAL GROUP ANNOUNCES SECOND HALF 2006 SEMI-ANNUAL DIVIDEND

MOOREFIELD, WV - October 30, 2006 -- SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF), a $1.2 billion financial holding company headquartered in Moorefield, West Virginia, today announces its second half 2006 semi-annual cash dividend. The dividend will be $0.16 per share and is payable on December 15, 2006 to shareholders of record as of December 1, 2006. This dividend combined with the dividend paid in the first half of 2006 represents a total cash dividend of $0.32 per share for the year, an increase of 6.7% over the $0.30 per share paid in 2005.

Summit operates fifteen banking locations through its two wholly owned community banks, Summit Community Bank headquartered in Moorefield, West Virginia and Shenandoah Valley National Bank in Winchester, Virginia. In addition, Summit also operates Summit Mortgage, a residential mortgage loan originator located in Chesapeake, Virginia and Summit Insurance Services, LLC in Moorefield, West Virginia.